UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 5, 2008

WUHAN GENERAL GROUP (CHINA), INC.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-34125 (Commission File Number)	84-1092589 (IRS Employer Identification No.)

Canglongdao Science Park of Wuhan East Lake Hi-Tech Development Zone
Wuhan, Hubei 430200
People’s Republic of China
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:  (86) 27-5970-0069

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 5, 2008, Wuhan General Group (China), Inc. (the “Company”) notified the Nasdaq Stock Market (“Nasdaq”) that the Company was in material non-compliance with Marketplace Rule 4350 as a result of the vacancy caused by the resignation of Ku Shaodong as a member of the Company’s board of directors and audit committee.  The Marketplace Rule 4350 requires that a majority of the Company’s board of directors be comprised of independent members and its audit committee be comprised of three independent members.  The Company received notice from Nasdaq on December 8, 2008 acknowledging this non-compliance.

Consistent with Marketplace Rules 4350(c)(1) and 4350(d)(4), Nasdaq indicated that it will provide the Company a cure period in order to regain compliance.  The Company has until the earlier of the Company’s next annual shareholders’ meeting or November 30, 2009 to regain compliance.  Alternatively, if the next annual shareholders’ meeting is held before May 29, 2009, then the Company must evidence compliance no later than May 29, 2009.  The Company must submit to Nasdaq documentation, including the biography of the new director, evidencing compliance with the rules no later than this date.  In the event the Company does not regain compliance by this date, Nasdaq rules require its staff to provide written notification to the Company that its securities will be delisted.  At that time, the Company may appeal the delisting determination to a Listing Qualifications Panel.

Wuhan General is conducting a search for a new director who meets the requirements of Nasdaq and is available for appointment to the Company’s board of directors and audit committee within the cure periods allowed under the Marketplace Rules.  The Company fully expects to regain compliance prior to the end of the cure period.

In accordance with Marketplace Rule 4803(a), on December 10, 2008, the Company issued a press release announcing the Company’s receipt of the deficiency letter from Nasdaq.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release, dated December 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wuhan General Group (China), Inc.

Date: December 10, 2008

By:	/s/ Haiming Liu
Name: Haiming Liu
Title: Chief Financial Officer

EXHIBIT INDEX
Form 8-K
December 10, 2008

Filed
Exhibit No.	Description	Herewith	By Reference
99.1	Press Release, dated December 10, 2008.	X